Exhibit 4.1

BOYD GAMING CORPORATION
and
the Guarantors named herein
_______________________________________
9⅛ % SENIOR NOTES DUE 2018
______________________________________________
SECOND SUPPLEMENTAL INDENTURE
DATED AS OF August 14, 2013
__________________________
U.S. BANK NATIONAL ASSOCIATION,
Trustee
__________________________

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This SECOND SUPPLEMENTAL INDENTURE, dated as of August 14, 2013 (this “Supplemental Indenture”) is by and among Boyd Gaming Corporation, a Nevada corporation (the “Company”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and U.S. Bank National Association, as Trustee.
RECITALS
WHEREAS, the Company, the Guarantors and the Trustee entered into an Indenture dated as of November 10, 2010, as supplemented by that certain First Supplemental Indenture dated as of October 27, 2011 by and among the Company, the Guarantors party thereto, and the Trustee (the “Indenture”) pursuant to which the Company issued $500 million in principal amount of 9⅛ % Senior Notes due 2018 (the “Notes”);
WHEREAS, Section 9.01(d) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture in order to add Guarantors pursuant to Section 4.18 thereof and to release Guarantors pursuant to Section 10.02(b) thereof, in each case, without the consent of the Holders of the Notes; and
WHEREAS, all acts and things prescribed by the Indenture to make this Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;
NOW, THEREFORE, in compliance with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:
1.    This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
2.    This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors and the Trustee.
3.    From this date, by executing this Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereof.
4.    Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.
5.    Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
6.    No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the

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Company or any Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
7.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
8.    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.
[NEXT PAGE IS SIGNATURE PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.
BOYD GAMING CORPORATION,
a Nevada corporation

By:    /s/ Josh Hirsberg
Name:    Josh Hirsberg
Title:    Senior Vice President, Chief Financial Officer
and Treasurer

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GUARANTORS:

BOYD ATLANTIC CITY, INC.

By:    /s/ Josh Hirsberg
Name:    Josh Hirsberg
Title:    Vice President

BOYD TUNICA, INC.

By:    /s/ Keith E. Smith
Name:    Keith E. Smith
Title:    President

BLUE CHIP CASINO, LLC

By:    /s/ Keith E. Smith
Name:    Keith E. Smith
Title:    Manager and President

CALIFORNIA HOTEL AND CASINO

By:    /s/ Keith E. Smith
Name:    Keith E. Smith
Title:    President

TREASURE CHEST CASINO, L.L.C.

By:    /s/ Keith E. Smith
Name:    Keith E. Smith
Title:    President and Chief Executive Officer

RED RIVER ENTERTAINMENT OF SHREVEPORT, L.L.C.

By:    /s/ Keith E. Smith
Name:    Keith E. Smith
Title:    Manager and President

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BOYD RACING, L.L.C.

By:    /s/ Keith E. Smith
Name:    Keith E. Smith
Title:    Manager and President

PAR-A-DICE GAMING CORPORATION

By:    /s/ Keith E. Smith
Name:    Keith E. Smith
Title:    President and Secretary

COAST CASINOS, INC.

By:    /s/ Keith E. Smith
Name:    Keith E. Smith
Title:    President

COAST HOTELS AND CASINOS, INC.

By:    /s/ Keith E. Smith
Name:    Keith E. Smith
Title:    President

SAM-WILL, INC.

By:    /s/ Keith E. Smith
Name:    Keith E. Smith
Title:    President

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M.S.W., INC.

By:    /s/ Keith E. Smith
Name:    Keith E. Smith
Title:    President

CALIFORNIA HOTEL FINANCE CORPORATION

By:    /s/ Keith E. Smith
Name:    Keith E. Smith
Title:    President

BOYD LOUISIANA RACING, L.L.C.

By:    /s/ Keith E. Smith
Name:    Keith E. Smith
Title:    President

BOYD BILOXI, LLC

By:    /s/ Keith E. Smith
Name:    Keith E. Smith
Title:    President

BOYD ACQUISITION, LLC

By:    /s/ Keith E. Smith
Name:    Keith E. Smith
Title:    President

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U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:    /s/ Michael M. Hopkins
Name:    Michael M. Hopkins
Title:    Vice President

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